                    * * * * * *     SPECIMEN    * * * * * *

                                                                    Exhibit 4(f)



UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO ISSUER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

TRANSFERS OF THIS GLOBAL CERTIFICATE SHALL BE LIMITED TO TRANSFERS IN WHOLE, BUT NOT IN PART, TO NOMINEES OF CEDE & CO., OR TO A SUCCESSOR THEREOF OR SUCH SUCCESSOR'S NOMINEE, AND SHALL BE LIMITED TO TRANSFERS MADE IN ACCORDANCE WITH THE RESTRICTIONS SET FORTH IN SECTION 7.4 OF THE AMENDED AND RESTATED LIMITED LIABILITY COMPANY AGREEMENT REFERRED TO BELOW.

THIS CERTIFICATE IS TRANSFERABLE ONLY UPON COMPLIANCE WITH CERTAIN PROVISIONS OF THE AMENDED AND RESTATED LIMITED LIABILITY COMPANY AGREEMENT OF PLC CAPITAL L.L.C. DATED AS OF MAY 20, 1994. BY ACCEPTANCE OF THIS CERTIFICATE, WHETHER UPON ORIGINAL ISSUANCE OR SUBSEQUENT TRANSFER, EACH HOLDER OF THIS CERTIFICATE AGREES THAT IT SHALL TRANSFER THIS CERTIFICATE ONLY AS PROVIDED IN SUCH AGREEMENT.

- - - --------------------------------------------------------------------------------
- - - --------------------------------------------------------------------------------
       Certificate Number            Number of Preferred Securities
- - - --------------------------------------------------------------------------------
                1                               2,200,000
- - - --------------------------------------------------------------------------------
- - - --------------------------------------------------------------------------------

                                                     CUSIP NO. 693405201

               Certificate Evidencing Preferred Securities
                                   of
                           PLC CAPITAL L.L.C.

            9% Cumulative Monthly Income Preferred Securities,
                                Series A
           (liquidation preference $25 per Preferred Security)

            PLC Capital L.L.C., a limited liability company formed under the laws of the State of Delaware (the "COMPANY"), hereby certifies that Cede & Co. (the "HOLDER")

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                    * * * * * *     SPECIMEN    * * * * * *


is the registered owner of 2,200,000 (two million, two hundred thousand) Preferred Securities, representing preferred limited liability company interests in the Company, designated the 9% Cumulative Monthly Income Preferred Securities, Series A (liquidation preference $25 per Preferred Security) (the "SERIES A PREFERRED SECURITIES") transferable on the books and records of the Company, in person or by a duly authorized attorney, upon surrender of this certificate duly endorsed and in proper form for transfer. The rights, preferences and limitations of the Series A Preferred Securities are set forth in, and this Certificate and the Series A Preferred Securities represented hereby are issued and shall in all respects be subject to the terms and provisions of, the Amended and Restated Limited Liability Company Agreement of the Company dated as of May 20, 1994, as the same may from time to time be amended (the "LIMITED LIABILITY COMPANY AGREEMENT"), and the Action authorizing the issuance of the Series A Preferred Securities and determining the powers, preferences and other special rights and restrictions, regarding dividends, voting, redemption, exchange, return of capital and otherwise, and other matters relating to the Series A Preferred Securities. The Company or the Registrar and Transfer Agent will furnish a copy of the Limited Liability Company Agreement and such Action to the Holder without charge upon written request to the Company at its registered office. Capitalized terms used herein but not defined shall have the meaning given them in the Limited Liability Company Agreement. The Holder is entitled to the benefits of the Guarantee Agreement of Protective Life Corporation, dated as of June 9, 1994 relating to the Preferred Securities (the "Guarantee") and to the subordinated debentures (the "Series A Subordinated Debentures") issued by Protective Life Corporation to the Company pursuant to the Subordinated Indenture, dated as of June 1, 1994 between Protective Life Corporation and AmSouth Bank N.A., as trustee (the "Subordinated Indenture") to the extent provided therein and is entitled to enforce the rights of the Company under the Subordinated Indenture to the extent provided therein and in the Limited Liability Company Agreement. The Company will furnish a copy of such Guarantee and Subordinated Indenture to the Holder without charge upon written request to the Company at its principal office.

      The Holder, by accepting this Certificate, is deemed to have (I) agreed that the Series A Subordinated Debentures are subordinate and junior in right of payment to all Senior


                                     2
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                    * * * * * *     SPECIMEN    * * * * * *


Indebtedness as and to the extent provided in the Subordinated Indenture and
(II) agreed that the Guarantee is pari passu with the Series A Subordinated Debentures and subordinate and junior in right of payment to all Senior Indebtedness as and to the extent provided in the Guarantee. Upon issuance or acquisition of this Series A Preferred Security in accordance with Article III and Article VII of the Limited Liability Company Agreement, the Holder hereof is admitted to the Company as a Member of the Company, is bound by the terms of the Limited Liability Company Agreement and is entitled to the benefits thereunder.


                                     3
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                    * * * * * *     SPECIMEN    * * * * * *


      IN WITNESS WHEREOF, this certificate has been signed on behalf of the Company by the Class A Interest Holder and countersigned by a duly authorized officer of each of Protective Life Corporation, as Guarantor and AmSouth Bank N.A., as Paying Agent.


                              PLC CAPITAL L.L.C.

                              By PROTECTIVE LIFE CORPORATION,
                                 as Class A Interest Holder

                              ________________________
                              By:
                              Title:


                              PROTECTIVE LIFE CORPORATION,
                                 as Guarantor

                              ________________________
                              By:
                              Title:


                              AMSOUTH BANK N.A.,
                                 as Paying Agent

                              ________________________
                              By:
                              Title:


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